Exhibit (13)(a)




                               PURCHASE AGREEMENT
                               ------------------


         MetLife-State Street Investment Trust, an unincorporated association of the type commonly referred to as a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), and State Street Research & Management Company, a Delaware corporation ("SSRM"), hereby agree with each other as follows:

         1. The Trust hereby offers SSRM and SSRM hereby purchases: one (1) share of beneficial interest (no par value) in the Trust's High Income Fund and one (1) share of beneficial interest (no par value) in the Trust's Government Securities Fund (collectively, the "Shares"), in each case at a price of $10.00 per Share. The Trust hereby acknowledges receipt from SSRM of payment in full for the Shares.

         2. SSRM represents and warrants to the Trust that the Shares are being acquired for investment purposes and not with a view to the distribution thereof, except that it is understood that SSRM may transfer the Shares to MetLife-State Street Management Company, Inc., its wholly-owned subsidiary (the "Adviser"), upon the organization of the Adviser and receipt from the Adviser of appropriate investment representations.

         3. The names "MetLife-State Street Investment Trust" and "Trustees of MetLife-State Street Investment Trust" refer, respectively, to the Trust and the Trustees of the Trust, as trustees but not individually or personally, acting from time


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to time under the Trust's Agreement and Declaration of Trust dated December 23,
1985, as amended (the "Declaration"), which is hereby referred to and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and the principal office of the Trust. The obligations of "MetLife-State Street Investment Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents of the Trust are made not individually, but in such capacities, and are not binding upon any of the Trustees, holders of shares of beneficial interest or representatives of the Trust personally, but bind only the trust estate, and all persons dealing with the Trust must look solely to the trust property for the enforcement of any claims against the Trust.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 23rd day of December, 1985.

                                                 METLIFE-STATE STREET
                                                 INVESTMENT TRUST
ATTEST:

/s/ Constantine Hutchins, Jr.                    By: /s/ Charles L. Smith, Jr.
---------------------------------------              ---------------------------
Constantine Hutchins, Jr.                            Charles L. Smith, Jr.
Secretary                                            President


                                                 STATE STREET RESEARCH &
                                                 MANAGEMENT COMPANY
ATTEST:
/s/ Constantine Hutchins, Jr.                    By: /s/ Robert A. Lawrence
---------------------------------------              ---------------------------
Constantine Hutchins, Jr.
Secretary










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                                                               December 23, 1985



MetLife-State Street Investment Trust
One Financial Center
Boston, Massachusetts 02111

Gentlemen:

         In connection with your sale to us today of two (2) shares of beneficial interest in MetLife-State Street Investment Trust (the "Shares") (representing one (1) share of the MetLife-State Street High Income Fund and one
(1) share of the MetLife-State Street Government Securities Fund), we understand that: (i) the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"); (ii) your sale of the Shares to us is made in reliance on such sale being exempt under Section 4(2) of the 1933 Act as not involving any public offering; and (iii) in part, your reliance on such exemption is predicated on our representation, which we hereby confirm, that we are acquiring the Shares for investment for our own account as the sole beneficial owner thereof, and not with a view to or in connection with any resale or distribution of any or all of the Shares or of any interest therein, except that it is understood that we may transfer the Shares to MetLife-State Street Management Company, Inc., our wholly-owned subsidiary (the "Adviser"), upon the organization of the Adviser and receipt of investment representations from the Adviser identical in substance to the foregoing. We hereby agree that we will not sell, assign or transfer the Shares or any interest therein, except upon repurchase or redemption by MetLife-State Street Investment Trust or as contemplated by the immediately preceding sentence, unless and until the Shares have been registered under the 1933 Act or you have received an opinion of your counsel indicating to your satisfaction that said sale, assignment or transfer will not violate the provisions of the 1933 Act or any rules or regulations promulgated thereunder.

         This letter is intended to take effect as an instrument under seal, shall be construed under the laws of the Commonwealth of Massachusetts, and is delivered at Boston, Massachusetts, as of the date above written.

                                                  STATE STREET RESEARCH &
                                                  MANAGEMENT COMPANY

                                                  By: /s/ Charles L. Smith, Jr.
                                                      -------------------------
                                                      Charles L. Smith, Jr.
                                                      President

                                  July 16, 1986


MetLife-State Street Income Trust
One Financial Center
Boston, Massachusetts 02111

Gentlemen:

         In connection with your transfer to us today of two (2) shares of beneficial interest in MetLife-State Street Income Trust (the "Shares") (representing one (1) share of the MetLife-State Street High Income Fund series and one (1) share of the MetLife-State Street Government Securities Fund series), we understand that: (i) the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"); (ii) your transfer of the Shares to us is made in reliance on such transfer being exempt under Section 4(2) of the 1933 Act as not involving any public offering; and (iii) in part, your reliance on such exemption is predicated on our representation, which we hereby confirm, that we are acquiring the Shares for investment for our own account as the sole beneficial owner thereof, and not with a view to or in connection with any sale or distribution of any or all of the Shares or of any interest therein. We hereby agree that we will not sell, assign or transfer the Shares or any interest therein, except upon repurchase or redemption by MetLife-State Street Income Trust, unless and until the Shares have been registered under the 1933 Act or you have received an opinion of your counsel indicating to your satisfaction that said sale, assignment or transfer will not violate the provisions of the 1933 Act or any rules or regulations promulgated thereunder.

         This letter is intended to take effect as an instrument under seal, shall be construed under the laws of the Commonwealth of Massachusetts, and is delivered at Boston, Massachusetts, as of the date above written.

                                                   METLIFE-STATE STREET
                                                   INVESTMENT SERVICES, INC.

                                                   By: /s/ Herbert P. Hess
                                                       ------------------------